Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and in the section titled "Selected Historical Financial Data" in the Registration Statement Form S-4 and the related Prospectus of Middle American Tissue Inc. for the registration of $16,716,712.25 of 15% Series B Senior Secured Discount Notes due 2007 and to the inclusion of our report of April 23, 1999, with respect to the financial statements of Crown Vantage Inc.'s Berlin-Gorham Pulp and Paper Mills included in the Registration Statement.


                                                      /s/ ERNST & YOUNG LLP
                                                      ERNST & YOUNG LLP
San Francisco, California
October 25, 1999